Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Combined Prospectus/Proxy Statement dated March 23, 2010 in this Registration Statement (Form N-14) of MTB Group of Funds, the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the MTB Group of Funds Prospectus (Retail Class) dated August 31, 2009, incorporated by reference in this Registration Statement, the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the MTB Group of Funds Statement of Additional Information dated August 31, 2009, incorporated by reference in the Registration Statement, and the incorporation by reference of our report on MTB Managed Allocation Fund – Aggressive Growth, MTB Managed Allocation Fund – Moderate Growth, MTB Managed Allocation Fund – Conservative Growth and the MTB Balanced Fund dated June 25, 2009, included in the 2009 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 17, 2010